Exhibit 23.2



                         Consent of Ferguson & Company

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                                  March 9, 1999




Board of Directors
Florida Parishes Bank
300 West Morris Street
Hammond, Louisiana 70404

Directors:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Florida Parishes Bank, Hammond, Louisiana, and any amendments thereto, in the Form S-1 Registration Statement of FPB Financial Corp. and any amendments thereto, and in the Application H- (e)1-S for FPB Financial Corp. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of FPB Financial Corp.

                                              Sincerely,

                                              /s/Charles M. Hebert

                                              Charles M. Hebert
                                              Principal


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                                  Exhibit 27.1
                            Financial Data Schedule